Exhibit 4.6

THIRD AMENDMENT

DATED AS OF DECEMBER 29, 2004

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER 2, 1999

AMONG

ALLIANCE IMAGING, INC.,

as Borrower,

THE LENDERS LISTED HEREIN,

as Lenders,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent,

CITIGROUP NORTH AMERICA, INC.,

as Syndication Agent,

and

LEHMAN BROTHERS COMMERCIAL PAPER INC.

and MERRILL LYNCH &CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Co-Documentation Agents

DEUTSCHE BANK SECURITIES INC. and LEHMAN BROTHERS INC.,

as Joint Lead Arrangers

ALLIANCE IMAGING, INC.

THIRD AMENDMENT

TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 29, 2004 and entered into by and among Alliance Imaging, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Deutsche Bank Trust Company Americas, as administrative agent for Lenders (“Administrative Agent”), Citigroup North America, Inc. as Syndication Agent (“Syndication Agent”), Lehman Commercial Paper Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Documentation Agents (each, a “Co-Documentation Agent” and collectively, “Documentation Agent”), Deutsche Bank Trust Company Americas, as collateral agent (“Collateral Agent”) and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement, dated as of November 2, 1999, as amended by that certain First Amendment dated as of May 11, 2000, as further amended by that certain Second Amendment dated as of June 10, 2002 (as so amended, the “Credit Agreement”), by and among Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement on, and subject to, the terms, conditions and agreements set forth herein, (i) to create a new class of Tranche C1 Term Loans in the aggregate principal amount of $390,000,000 (the “Tranche C1 Term Loans”), and (ii) to create a class of New Revolving Loan Commitments in the aggregate principal amount of $70,000,000 (the “New Revolving Loan Commitments”), in each case having identical terms with, and having the same rights and obligations under the Loan Documents as, the outstanding Tranche C Term Loans and the existing Revolving Loan Commitments, respectively, except as such terms are amended hereby;

WHEREAS, Company and Lenders desire to further amend the Credit Agreement to permit the issuance of $150,000,000 in aggregate principal amount of unsecured new senior subordinated notes (the “New Senior Subordinated Notes”), the proceeds of which will be used, together with a portion of the proceeds of the Tranche C1 Term Loans and cash on hand of Company, to refinance some or all of the Company’s outstanding 10-3/8% Senior Subordinated Notes due 2011 (the “10-3/8% Senior Subordinated Notes”) and to pay accrued interest and tender premiums thereon;

WHEREAS, on the Third Amendment Effective Date (as hereinafter defined), the outstanding Tranche C Term Loans will be converted into, or repaid in full with the proceeds of, the Tranche C1 Term Loans;

WHEREAS, (a) each Lender having a Tranche C1 Term Loan Commitment (as hereinafter defined) in excess of its outstanding Tranche C Term Loans on the Third Amendment Effective Date (each such Lender an “Increasing Lender”) shall make Tranche C1 Term Loans to Company on the Third Amendment Effective Date in the amount of the excess of such Tranche C1 Term Loan Commitment over such Increasing Lender’s Tranche C Term Loans, and (b) each new Lender having a Tranche C1 Term Loan Commitment (each a “New Tranche C1 Term Loan Lender”) shall make Tranche C1 Term Loans to Company on the Third Amendment Effective Date in an amount equal to such New Tranche C1 Term Loan Lender’s Tranche C1 Term Loan Commitment, the proceeds of which shall be used by Company (i) to repay the outstanding principal amount of Tranche C Term Loans of existing Lenders that do not execute and deliver this Amendment (the “Exiting Lenders”) and (ii) to refinance, together with the proceeds of the New Senior Subordinated Notes and cash on hand of Company, some or all of the Company’s 10-3/8% Senior Subordinated Notes and to pay accrued interest and tender premiums thereon;

WHEREAS, each Lender having Tranche C Term Loans outstanding as of the date hereof and who executes and delivers this Amendment shall be deemed, upon the Third Amendment Effective Date, to have converted its Tranche C Term Loans into Tranche C1 Term Loans in the same aggregate principal amount as such Lender’s Tranche C1 Term Loan Commitment (less, in the case of any Increasing Lender, the amount of Tranche C1 Term Loans made to repay Exiting Lenders’ Tranche C Term Loans);

WHEREAS, on the Third Amendment Effective Date, the existing Revolving Loan Commitments will be terminated by Company and will be replaced by the New Revolving Loan Commitments and any outstanding Revolving Loans will be repaid in full with the proceeds of New Revolving Loans and all existing Letters of Credit will become Letters of Credit outstanding under the New Revolving Loan Commitments;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Section 1:  Provisions Relating to Defined Terms.

A.                                    Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Applicable Revolving Base Rate Margin” means, as at any date of determination on and after the Third Amendment Effective Date, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Revolving Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Applicable Leverage Ratio	Applicable Revolving Base Rate Margin

greater than 2.50:1.00	0.50%

greater than 1.50:1.00, but equal to or less than 2.50:1.00	0.25%

equal to or less than 1.50:1.00	0.00%

“Applicable Revolving LIBOR Margin” means, as at any date of determination on and after the Third Amendment Effective Date, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Revolving LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Applicable Leverage Ratio	Applicable Revolving LIBOR Margin

greater than 2.50:1.00	1.75%

greater than 1.50:1.00, but equal to or less than 2.50:1.00	1.50%

equal to or less than 1.50:1.00	1.25%

“DB” means Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), in its capacity as Administrative Agent for Lenders.

“New Revolving Loan Commitment”  means the commitment of a Lender to make New Revolving Loans to Company pursuant to subsection 2.1A(iv)(b), and “New Revolving Loan Commitments” means such commitments of all Lenders in the aggregate.

“New Revolving Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv)(b).

“New Senior Subordinated Notes” means the $150,000,000 in initial aggregate principal amount of unsecured senior subordinated notes issued by Company on the Third Amendment Effective Date.

“New Senior Subordinated Note Indenture” means the indenture pursuant to which the New Senior Subordinated Notes are issued as such indenture may be amended from time to time to the extent permitted under subsection 7.9.

“Prepayment Premium” has the meaning set forth in subsection 2.4B(i).

“Third Amendment” means the Third Amendment to the Credit Agreement, dated as of December    , 2004, by and among Company, Requisite Lenders, Collateral Agent, Syndication Agent, Documentation Agent and Administrative Agent.

“Third Amendment Effective Date” means the date on which the Third Amendment became effective in accordance with its terms.

“Tranche C1 Term Loans” means the Loans made (and/or converted into Tranche C1 Term Loans from Tranche C Term Loans outstanding immediately prior to the Third Amendment Effective Date) to the Company pursuant to subsection 2.1A(iii)(c).

“Tranche C1 Term Loan Commitment” means the commitment of a Lender to make (and/or convert into Tranche C1 Term Loans from Tranche C Term Loans outstanding immediately prior to the Third Amendment Effective Date), a Tranche C1 Term Loan to Company pursuant to subsection 2.1A(iii)(c), and “Tranche C1 Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“10-3/8% Senior Subordinated Notes” means Company’s $260,000,000 in initial aggregate principal amount of 10-3/8% Senior Subordinated Notes due 2011.

“10-3/8% Senior Subordinated Note Indenture” means the indenture pursuant to which the 10-3/8% Senior Subordinated Notes were issued, as amended pursuant to the 2004 Consent Solicitation and as such indenture may be further amended from time to time to the extent permitted under subsection 7.9.

“2004 Consent Solicitation” means the solicitation by Company from the holders of outstanding 10-3/8% Senior Subordinated Notes of consents to certain amendments to the 10-3/8% Senior Subordinated Note Indenture in accordance with the terms of the 2004 Tender Offer.

“2004 Tender Offer” means the offer by Company to repurchase up to 100% of the outstanding 10-3/8% Senior Subordinated Notes pursuant to the 2004 Tender Offer Materials.

“2004 Tender Offer Materials” means the Offer to Purchase and Consent Solicitation Statement dated November 30, 2004 related to the 2004 Tender Offer and the accompanying Consent and Letter of Transmittal.

B.                                    Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Applicable Commitment Fee Percentage”, “Applicable Tranche C Base Rate Margin”, “Applicable Tranche C LIBOR Margin”, “Documentation Agent”, “Reference Lenders”, “Related Agreements”, “Revolving Loan Commitment”, “Revolving Loan Commitment Termination Date”, “Revolving Loans”, “Subordinated Indebtedness”, “Syndication Agent”, “Tranche C Term Loan Commitment”, and “Tranche C Term Loans” in their entirety, and substituting the following therefor, respectively:

“Applicable Commitment Fee Percentage” means, as at any date of determination, a rate per annum equal to 0.50%.

“Applicable Tranche C Base Rate Margin” means with respect to any date of determination on and after the Third Amendment Effective Date, a rate per annum equal to 1.25%.

“Applicable Tranche C LIBOR Margin” means with respect to any date of determination on and after the Third Amendment Effective Date, a rate per annum equal to 2.25%.

“Documentation Agent” means, collectively, Lehman Commercial Paper Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agents.

“Reference Lenders” means DB and Syndication Agent.

“Related Agreements” means, collectively, the 2004 Tender Offer Materials, the 10-3/8% Senior Subordinated Notes, the 10-3/8% Senior Subordinated Note Indenture, the New Senior Subordinated Notes, the New Senior Subordinated Note Indenture, and any Refinancing Sub Debt and any indenture pursuant to which such Refinancing Sub Debt is issued.

“Revolving Loan Commitment” means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv)(a) and subsection 2.1A(iv)(b), and “Revolving Loan Commitments” means such commitments of all Lenders in the aggregate.

“Revolving Loan Commitment Termination Date” means (i) with respect to Revolving Loan Commitments under subsection 2.1A(iv)(a), the seventh anniversary of the Closing Date or such earlier date on which such Revolving Loan Commitments may be terminated pursuant to subsection 2.4B or Section 8, and (ii) with respect to Revolving Loan Commitments under subsection 2.1A(iv)(b), December 29, 2010 or such earlier date on which such Revolving Loan Commitments may be terminated pursuant to subsection 2.4B or Section 8.

“Revolving Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv)(a) and subsection 2.1A(iv)(b).

“Subordinated Indebtedness” means (i) the Indebtedness of Company evidenced by the 10-3/8% Senior Subordinated Notes, (ii) the Indebtedness of Company evidenced by the New Senior Subordinated Notes and (iii) the Indebtedness of Company evidenced by any Refinancing Sub Debt.

“Syndication Agent” means Citigroup North America, Inc. in its capacity as Syndication Agent.

“Tranche C Term Loan Commitment” means the commitment of a Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(iii)(a), subsection 2.1A(iii)(b) or subsection 2.1A(iii)(c), and “Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche C Term Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii)(a), subsection 2.1A(iii)(b) or subsection 2.1A(iii)(c).

C.                                    Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “BTCo” in its entirety.

1.2                               Amendments to Subsection 2.1:  Commitments; Making of Loans; the Register; Notes.

A.                                    Subsection 2.1A(iii) of the Credit Agreement is hereby amended by adding at the end thereof a new clause (c) as follows:

“(c)                            Tranche C1 Term Loans.  Each Lender that has a Tranche C1 Term Loan Commitment severally agrees (a) to convert on the Third Amendment Effective Date each New Tranche C Term Loan made by such Lender under this Agreement and outstanding immediately prior to giving effect to the Third Amendment to a Tranche C1 Term Loan hereunder (and Company hereby agrees to such conversion) and (b) to make to Company on the Third Amendment Effective Date Tranche C1 Term Loans hereunder in an amount equal to the excess (if any) of such Lender’s Tranche C1 Term Loan Commitment over such Lender’s New Tranche C Term Loans (if any) being converted on the Third Amendment Effective Date to Tranche C1 Term Loans, so that, after giving effect to the conversion of such New Tranche C Term Loans into Tranche C1 Term Loans pursuant to clause (a) above and the making of all such Tranche C1 Term Loans pursuant to clause (b) above, each Lender that has a Tranche C1 Term Loan Commitment will have made or deemed to have made, as the case may be, a Tranche C1 Term Loan to Company in an amount equal to its Pro Rata Share of the aggregate amount of the Tranche C1 Term Loan Commitments, to be used for the purposes identified in subsection 2.5D.  The aggregate amount of the Tranche C1 Term Loan Commitments is $390,000,000.  Each Tranche C1 Term Loan shall be deemed to have the same Interest Period as the New Tranche C Term Loan it replaces, and no making of or conversion into a Tranche C1 Term Loan hereunder shall result in the commencement of a new Interest Period.  Amounts borrowed (or converted) under this subsection 2.1A(iii)(c) and subsequently repaid and prepaid may not be reborrowed.”.

B.                                    Subsection 2.1A(iv) of the Credit Agreement is hereby further amended by inserting an “(a)” in front of the phrase “Revolving Loans”, replacing the phrase “this subsection 2.1A(iv)” with the phrase “this subsection 2.1A(iv)(a)”, and by adding at the end thereof a new clause (b) as follows:

“(b)                           New Revolving Loans.  Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of New Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Third Amendment Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the New Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B.  The aggregate original amount of the New Revolving Loan Commitments is $70,000,000; provided that the New Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the New Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the New Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii).  Each Lender’s New Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all New Revolving Loans and all other amounts owed hereunder with respect to the New Revolving Loans and the New Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iv)(b) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the New Revolving Loans and the New Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the New Revolving Loan Commitments then in effect.”.

1.3                               Amendments to Subsection 2.2: Interest on the Loans.

A.                                    Subsection 2.2A of the Credit Agreement is hereby amended by

(a)                                  deleting the phrase “and the Revolving Loans” from clause (i) thereof, renumbering clause “(iv)” as clause “(v)”, and inserting a new clause (iv) immediately prior to clause (v) as follows:

“(iv)                        Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

(a)                                  if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Revolving Base Rate Margin; or

(b)                                 if a LIBOR Loan, then at the sum of LIBOR plus the Applicable Revolving LIBOR Margin.”; and

(b)                                 deleting the phrase “Applicable Tranche A Base Rate Margin” from clause (iv) thereof and substituting the phrase “Applicable Revolving Base Rate Margin” therefor.

B.                                    Subsection 2.2B(v) of the Credit Agreement is hereby amended by deleting the phrase “no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond the ninth anniversary of the Closing Date” and by substituting the phrase “no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond December 29, 2011”.

1.4                               Amendment to Subsection 2.4: Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under the Guaranties.

A.                                    Subsection 2.4A(iii) of the Credit Agreement is hereby amended by adding at the end thereof a new clause (c) as follows:

“(c)                            Scheduled Payments of Tranche C1 Term Loans.  Company shall make principal payments on the Tranche C1 Term Loans in annual installments beginning on December 29, 2005 as set forth below until the Tranche C1 Term Loans are paid in full, each such installment to be in the correlative amount set forth below:

December 29,	Scheduled Repayment of Tranche C1 Term Loans
2005	$3,900,000.00
2006	3,900,000.00
2007	3,900,000.00
2008	3,900,000.00
2009	3,900,000.00
2010	3,900,000.00
2011	366,600,000.00
Total:	$390,000,000.00

; provided that the scheduled installments of principal of the Tranche C1 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C1 Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche C1 Term Loans and all other amounts owed hereunder with respect to the Tranche C1 Term Loans shall be paid in full no later than December 29, 2011, and the final installment payable by Company in respect of the Tranche C1 Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche C1 Term Loans.”

B.                                    Subsection 2.4B(i) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“In the event that, prior to the first anniversary of the Third Amendment Effective Date but, for the avoidance of doubt, after the Third Amendment Effective Date, any Lender with Tranche C Term Loan Exposure receives a prepayment of Tranche C Term Loans, in whole or in part, from the proceeds of Indebtedness which is incurred substantially concurrently with such prepayment, whether incurred under this Agreement or otherwise, then at the time of such prepayment Company shall pay to each Lender receiving a prepayment a prepayment premium (the “Prepayment

Premium”) equal to 1.00% of the principal amount of the Tranche C Term Loan prepayment; provided however that in the event that such prepayment occurs as a result of a Change of Control with respect to the Company, then no Prepayment Premium pursuant to this subsection 2.4B(i) shall be owing with respect to such prepayment.”.

C.                                    Subsection 2.4B(iii)(b) is hereby amended by deleting the phrase clause (i) thereof and substituting the following therefor:

“(i) the Consolidated Leverage Ratio shall be equal to or greater than 3.00:1.00 as of the last day of any Fiscal Year (commencing with Fiscal Year 2005)”.

1.5                               Amendments to Subsection 2.5:  Use of Proceeds.

A.                                    Subsection 2.5 of the Credit Agreement is hereby amended by adding a new subparagraph (D) at the end thereof as follows:

“D.                              Tranche C1 Term Loans.  The proceeds of the Tranche C1 Term Loans shall be applied on the Third Amendment Effective Date by Company first to repay in full the principal amount of all New Tranche C Term Loans outstanding immediately prior to giving effect to the Third Amendment which are not converted into Tranche C1 Term Loans and thereafter any remaining proceeds shall be applied to refinance Company’s 10-3/8% Senior Subordinated Notes, to pay accrued interest and tender premiums thereon and to pay fees and expenses related to the Third Amendment, the refinancing of the 10-3/8% Senior Subordinated Notes and the issuance of the New Senior Subordinated Notes.”.

1.6                               Amendments to Subsection 2.6:  Special Provisions Governing LIBOR Loans.

Subsection 2.6 of the Credit Agreement is hereby amended by (i) deleting the period (“.”) at the end of subsection 2.6D thereof and substituting therefor “;” and (ii) adding at the end of subsection 2.6D thereof a new clause as follows:

“provided that no amounts shall be payable under this subsection 2.6D as a result of (i) the making of, or conversion of New Tranche C Term Loans into, Tranche C1 Term Loans or (ii) the prepayment or repayment of any New Tranche C Term Loans, in each case pursuant to the terms of the Third Amendment.”.

1.7                               Amendments to Subsection 3.1:  Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

Subsection 3.1 of the Credit Agreement is hereby amended by deleting subsection 3.1C in its entirety and substituting the following therefor:

“C.                              Lenders’ Purchase of Participations in Letters of Credit.

Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings thereunder in an amount equal to such Lender’s Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.  Upon satisfaction of the conditions set forth in Section 2 of the Third Amendment, each Lender having a New Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuing Lender of any Letter of Credit outstanding on the Third Amendment Effective Date a participation in such Letter of Credit and any drawings under a Letter of Credit which drawings are outstanding on the Third Amendment Effective Date in an amount equal to such Lender’s Pro Rata Share of the maximum amount which is or at any time may become available to be drawn under such Letter of Credit and of any such outstanding drawings.”.

1.8                               Amendments to Subsection 3.2:  Letter of Credit Fees.

Subsection 3.2 of the Credit Agreement is hereby amended by deleting the phrase “Applicable Tranche A LIBOR Margin” each place it appears therein and by substituting therefor the phrase “Applicable Revolving LIBOR Margin” and by adding at the end thereof the following:

“With respect to Letters of Credit outstanding on the Third Amendment Effective Date, the fees described in clauses (i) and (ii) above shall accrue from and including the Third Amendment Effective Date.”.

1.9                               Amendment to Subsection 6.11:  Refinancing of Bridge Notes.

Subsection 6.11 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the phrase:  “Intentionally Omitted”.

1.10                        Amendments to Subsection 7.1: Indebtedness.

Subsection 7.1 of the Credit Agreement is hereby amended by deleting clauses (v) and (vi) in their entirety and by substituting therefor the following:

“(v)                           Company may remain liable with respect to any portion of the 10-3/8% Senior Subordinated Notes not tendered pursuant to the 2004 Tender Offer and which have not been defeased in accordance with subsection 7.5(ii)(b) and the 10-3/8% Senior Subordinated Note Indenture;

(vi)                              Company may become and remain liable with respect to (a) the New Senior Subordinated Notes and (b) Indebtedness issued by Company in exchange for, or the proceeds of which are used to repurchase, redeem, defease or otherwise prepay or retire (collectively, to “Refinance” or a “Refinancing”), the New Senior Subordinated Notes (the “Replaced Debt”); provided that, in the case of (b) such Indebtedness is unsecured and subordinated to the Obligations, such Indebtedness shall not mature prior to six months after the stated final maturity of all Indebtedness under this Agreement, after giving effect to the incurrence of such Indebtedness and the payment of interest thereon, Company shall be in pro forma compliance with subsection 7.6 of this Agreement, and the other terms of such Indebtedness (including amortization schedule, covenants, defaults, remedies, subordination provisions (including with respect to any subordinated guaranties) and other material terms thereof) shall be no less favorable in any material respect to Lenders than the terms of the New Senior Subordinated Notes, and the aggregate principal amount of such Indebtedness shall not exceed the sum of (x) the aggregate principal amount of the Replaced Debt thereby Refinanced plus (y) the amount of any tender premium, call premium or similar premium (any such premium being a “Refinancing Premium”) paid by Company in connection with such Refinancing plus (z) the costs of issuance of such Indebtedness, including placement agent fees or underwriting commissions (such Indebtedness meeting the requirements set forth above being “Refinancing Sub Debt”).”.

1.11                        Amendment to Subsection 7.4:  Guarantee Obligations.

Subsection 7.4 of the Credit Agreement is hereby amended by deleting clauses (vii) and (viii) in their entirety and substituting the following therefor:

“(vii)                     Company’s Subsidiaries may become and remain liable with respect to Guarantee Obligations under subordinated guaranties of the New Senior Subordinated Notes and the Refinancing Sub Debt;

(viii)                        Company’s Subsidiaries may remain liable with respect to subordinated Guarantee Obligations under the 10-3/8% Senior Subordinated Note Indenture with respect to the 10-3/8% Senior Subordinated Notes not tendered pursuant to the 2004 Tender Offer and which have not been defeased in accordance with subsection 7.5(ii) and the 10-3/8 Senior Subordinated Note Indenture; and”.

1.12                        Amendments to Subsection 7.5:  Restricted Junior Payments.

Subsection 7.5 of the Credit Agreement is hereby amended by

(a) deleting clause (i)  thereof in its entirety and by substituting the following therefor:

“(i)                               Company may make scheduled payments of principal in respect of any 10-3/8% Senior Subordinated Notes not tendered pursuant to the 2004 Tender Offer, and which has not been defeased in accordance with subsection 7.5(ii)(b) and the 10-3/8% Senior Subordinated Note Indenture, in each case in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the 10-3/8% Senior Subordinated Note Indenture,”

(b) deleting clause (ii)(b) thereof in its entirety and by substituting the following therefor:

“(b)                           repurchase, redeem, defease or otherwise prepay or retire any 10-3/8% Senior Subordinated Notes not tendered pursuant to the 2004 Tender Offer on terms (set forth in the 10-3/8% Senior Subordinated Note Indenture or otherwise) no less favorable in any material respect to Company and Lenders than the terms of the 2004 Tender Offer;”

(c) deleting clause (ii)(c) thereof in its entirety and by substituting the following therefor:

“(c)                            repurchase, redeem, defease or otherwise prepay or retire the New Senior Subordinated Notes and the Refinancing Sub Debt; provided that, in each case, after giving effect thereto the Available Amount Usage shall not exceed the Available Amount;”

; and (d) deleting clause (ii)(g) thereof in its entirety and by substituting the following therefor:

“(g)                           redeem, repurchase or otherwise prepay (1) the 10-3/8% Senior Subordinated Notes with the proceeds of the New Senior Subordinated Notes and the Tranche C1 Term Loans and (2) the New Senior Subordinated Notes with the proceeds of the Refinancing Sub Debt.”.

1.13                        Amendments to Subsection 7.8: Capital Expenditures.

A.                                    Subsection 7.8A is hereby amended by deleting the text of such subsection in its entirety and by substituting therefor the phrase “Intentionally Omitted”.

B.                                    Subsection 7.8B is hereby amended by deleting the phrase “$75,000,000 (the “Minimum Amount”)” thereof in its entirety and by substituting the following phrase therefor “(a) $105,000,000 in Fiscal Year 2005 and Fiscal Year 2006, or (b) $110,000,000 in Fiscal Year 2007 and thereafter (the “Minimum Amount”)”.

1.14                        References to Bankers Trust Company and BTCo.

As of the Third Amendment Effective Date, all references to “Bankers Trust Company” or “BTCo” contained in the Credit Agreement (and the other Loan Documents) shall be deemed to be references to “Deutsche Bank Trust Company Americas” or “DB”, respectively.

1.15                        Substitution of Exhibits and Schedules.

A.                                    Exhibit VI to the Credit Agreement is hereby amended by deleting said Exhibit VI in its entirety and substituting in place thereof a new Exhibit VI in the form of Annex A to this Amendment.

B.                                    Exhibit VII to the Credit Agreement is hereby amended by deleting said Exhibit VII in its entirety and substituting in place thereof a new Exhibit VII in the form of Annex B to this Amendment.

1.16                        Limited Waiver.

Upon termination of the Revolving Loan Commitments outstanding under subsection 2.1A(iv)(a) by Company on the Third Amendment Effective Date, Requisite Lenders hereby waive any failure of such termination to comply with the requirements of subsection 2.4B(ii) of the Credit Agreement.

Section 2.                                          CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”) set forth in this Section 2:

A.                                    Corporate Documents.  On or before the Third Amendment Effective Date, Company shall, and shall cause each other Credit Support Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Support Party, as the case may be, the following:

1.                                       Secretary’s Certificates, in form and substance reasonably satisfactory to Administrative Agent and dated the Third Amendment Effective Date, certifying that (1) the Organizational Documents of Company, (2) the resolutions of the Board of Directors of Company and each other Credit Support Party and (3) the signature and incumbency certificate of Company and each other Credit Support Party, in each case as delivered or reaffirmed to Administrative Agent on the First Amendment Effective Date, are in full force and effect and have not been amended or modified in any respect since the First Amendment Effective Date; and

2.                                       Resolutions of Company’s Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and approving and authorizing the execution, delivery and payment of the Tranche C1 Term Loans and the New Revolving Loans, certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

B.                                    Third Amendment.

(i)                                     Administrative Agent shall have received from (a) the Requisite Lenders, (b) Administrative Agent and Issuing Lender, (c) each Lender having a Tranche C1 Term Loan Commitment, (d) each Lender having a New Revolving Loan Commitment and (e) Company and the other Credit Support Parties, (1) a counterpart of this Amendment signed on behalf of such party and/or (2) written evidence satisfactory to Administrative Agent that such party has signed a counterpart of a commitment with respect to such Lender’s Tranche C1 Term Loan Commitment or New Revolving Loan Commitment, as the case may be; and

(ii)                                  Administrative Agent shall have received from Company on the Third Amendment Effective Date notice that Company is terminating all Revolving Loan Commitments outstanding under subsection 2.1A(iv)(a) of the Credit Agreement.

C.                                    Opinion of Counsel.  On or before the Third Amendment Effective Date, Company shall have delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) originally executed copies of one or more favorable written opinions of (i) Latham & Watkins LLP, special counsel for Loan Parties, and (ii) Russell D. Phillips, Jr., Esq., General

Counsel for Loan Parties, in each case in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Third Amendment Effective Date, with respect to the enforceability of this Amendment, the Tranche C Term Notes and Revolving Notes, and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Amendment constituting a written request by Company to such counsel to deliver such opinions to Lenders).

D.                                    Notice of Borrowing.  Administrative Agent shall have received a Notice of Borrowing meeting the requirements of subsection 2.1B of the Credit Agreement.  Such Notice of Borrowing shall be deemed (i) to the extent of any conversion of Tranche C Term Loans to Tranche C1 Term Loans, to request such conversion, (ii) to the extent of the aggregate principal amount of any Exiting Lenders’ Tranche C Term Loans, to request the funding of Tranche C1 Term Loans from any Increasing Lender and/or any New Tranche C1 Term Loan Lenders in accordance with subsection 2.1A(iii)(c), and to direct the voluntary prepayment of all Exiting Lenders’ Tranche C Term Loans in accordance with subsection 2.4B(iv) of the Credit Agreement, and (iii) to the extent any Revolving Loans are outstanding under subsection 2.1A(iv)(a) to request the funding of New Revolving Loans in accordance with subsection 2.1A(iv)(b) and to direct the voluntary prepayment of all such outstanding Revolving Loans in accordance with subsection 2.4B(iv) of the Credit Agreement.

E.                                      Term Loan Interest Payments.  Company shall have paid to all Lenders having Tranche C Term Loans, simultaneously with the making of the Tranche C1 Term Loans hereunder, all accrued and unpaid interest on their Tranche C Term Loans to the Third Amendment Effective Date.

F.                                      Revolving Loan Payments.  Company shall have paid to all Lenders having outstanding Revolving Loan Commitments immediately prior to the Third Amendment Effective Date, all accrued and unpaid interest, Letter of Credit Fees and Commitment Fees, to the Third Amendment Effective Date.

G.                                    Fees.  Administrative Agent shall have received any fees separately agreed upon between Company and Administrative Agent.

H.                                    Completion of Subordinated Debt Refinancing Proceedings.

(i)  Issuance of New Senior Subordinated Notes by Company.  Company and the other parties thereto shall have executed and delivered the New Senior Subordinated Note Indenture and the New Senior Subordinated Notes, in each case all of the terms and conditions shall be in form and substance reasonably satisfactory to Agents; Company shall have delivered to Administrative Agent a fully executed or conformed copy of the New Senior Subordinated Note Indenture; and Company shall have received not less than $150,000,000 in gross proceeds from the issuance and sale of the New Senior Subordinated Notes.  Company shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance satisfactory to Administrative Agent, to the effect set forth in this subsection.

(ii)  Defeasance of the 10-3/8% Senior Subordinated Notes or Consummation of the 2004 Consent Solicitation relating to the 10-3/8% Senior Subordinated Notes and 2004 Tender Offer.  On the Third Amendment Effective Date, either (a) all of the outstanding 10-3/8% Senior Subordinated Notes shall have been defeased or discharged in accordance with the terms of the 10-3/8% Senior Subordinated Note Indenture or (b) pursuant to the 2004 Consent Solicitation, Company shall have obtained all such consents and amendments with respect to the 10-3/8% Senior Subordinated Note Indenture as may be required to permit the consummation of the transactions contemplated by the 2004 Consent Solicitation, the 2004 Tender Offer Materials and the Third Amendment, the conditions to the consummation of the 2004 Consent Solicitation shall not have been waived or modified in any respect that is materially adverse to the Lenders without the prior written consent of the Agents, the 10-3/8% Senior Subordinated Note Indenture shall have been supplemented by a supplemental indenture (the “10-3/8% Supplemental Indenture”) effecting the amendments described in the 2004 Consent Solicitation, Company shall have delivered to Administrative Agent a fully executed or conformed copy of the 10-3/8% Supplemental Indenture, and Company shall have accepted for repurchase all of the 10-3/8% Senior Subordinated Notes tendered in the 2004 Tender Offer.

I.                                         Completion of Proceedings.  On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3.                                          COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.                                    Corporate Power and Authority.  Each Loan Party has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Amendment, to issue the Tranche C Term Notes and the Revolving Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.                                    Authorization of Agreements.  The execution and delivery of this Amendment, the performance of the Amended Agreement and the issuance, delivery and payment of the Tranche C Term Notes and the Revolving Notes have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of each Loan Party, as the case may be.

C.                                    No Conflict.  The execution and delivery by each Loan Party of this Amendment and the issuance, delivery and payment of the Tranche C Term Notes and the Revolving Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Certificate or Articles of Incorporation or other organizational documents or Bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained on or before the Third Amendment Effective Date and disclosed in writing to Lenders.

D.                                    Governmental Consents.  The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of the Amended Agreement and the issuance, delivery and payment of the Tranche C Term Notes and the Revolving Notes by the Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.                                      Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party party thereto and are, and the Tranche C Term Notes and the Revolving Notes, when executed and delivered, will be, the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.                                      Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.                                    Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

Section 4.                                          ACKNOWLEDGEMENT AND CONSENT

Company is a party to the Collateral Account Agreement, pursuant to which Company has created Liens in favor of Administrative Agent on a certain deposit account of

Company upon the occurrence of an event stated therein; the Amended and Restated Pledge Agreement, pursuant to which Company has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the Secured Obligations; and the Security Agreement, pursuant to which Company has granted Liens in favor of Collateral Agent on certain Collateral to secure the Secured Obligations, in each case as amended through the Third Amendment Effective Date.

Each Subsidiary Guarantor is a party to the Subsidiary Guaranty pursuant to which such Subsidiary Guarantor has guarantied the Obligations; the Amended and Restated Pledge Agreement pursuant to which such Subsidiary Guarantor has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement); and the Security Agreement pursuant to which such Subsidiary Guarantor will grant Liens in favor of Collateral Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement), in each case as amended through the Third Amendment Effective Date.  Company and the Subsidiary Guarantors are collectively referred to herein as the “Credit Support Parties”, and the Collateral Account Agreement, the Amended and Restated Pledge Agreement and the Security Agreement are collectively referred to herein as the “Credit Support Documents.”

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Secured Obligations, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Secured Obligations, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan

Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5.                                          MISCELLANEOUS

A.                                    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                     On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)                                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.                                    Obligations of New Tranche C1 Term Loan Lenders and New Revolving Lenders.  Each of Company and each Lender having a Tranche C1 Term Loan Commitment and each Lender having a New Revolving Loan Commitment hereby agrees that, upon the effectiveness of this Amendment, each such Lender shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Tranche C1 Term Loans or the New Revolving Loan Commitments, as the case may be.

C.                                    Fees and Expenses.  Payment of all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent or its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be paid by Company as agreed upon between Company and Agents.

D.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E.                                      Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

F.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALLIANCE IMAGING, INC.

By:	/s/ Brian Hanson
Name: Brian Hanson
Title: Executive Vice President & Chief Financial Officer

ALLIANCE IMAGING CENTERS, INC.
ALLIANCE IMAGING MANAGEMENT, INC.
ROYAL MEDICAL HEALTH SERVICES, INC.
ALLIANCE IMAGING OF OHIO, INC.
ALLIANCE IMAGING OF MICHIGAN, INC.
MEDICAL CONSULTANTS IMAGING CO.
ALLIANCE IMAGING NC, INC. (f/k/a MOBILE TECHNOLOGY INC.)
MEDICAL DIAGNOSTICS, INC.
WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, INC.
GREATER BOSTON MRI L.P.
GREATER SPRINGFIELD MRI L.P.
CURACARE, INC.
AMERICAN SHARED-CURACARE
SMT HEALTH SERVICES INC.
MID-AMERICAN IMAGING, INC.
RIA MANAGEMENT SERVICES, INC.
GREATER BOSTON MRI SERVICES, INC.
CENTRAL MASSACHUSETTS MRI SERVICES, INC.
DIMENSIONS MEDICAL GROUP, INC.
MERITUS PLS, INC.
QUINCY MRI, L.P.
THREE RIVERS HOLDING CORP.
SOUTHEAST ARIZONA, INC.

(for purposes of Section 4 only) as a Credit Support Party

By:	/s/ Brian Hanson
Name: Brian Hanson
Title: Executive Vice President & Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent, Issuing Lender and Collateral Agent

By:	/s/ Diane F. Rolfe
Name: Diane F. Rolfe
Title: Vice President

CITIGROUP NORTH AMERICA, INC., individually and as Syndication Agent and Lender

By:	/s/ Richard C. Zogheb
Name: Richard C. Zogheb
Title: Vice President

LEHMAN COMMERCIAL PAPER INC., individually and as Co-Documentation Agent

By:	/s/ Jeffrey Pabt
Name: Jeffrey Pabt
Title: Authorized Signatory

LEHMAN BROTHERS INC., individually and as Lender

By:	/s/ Jeffrey Pabt
Name: Jeffrey Pabt
Title: SVP

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co- Documentation Agent

By:	/s/ Stephen B. Paras
Name: Stephen B. Paras
Title: Managing Director

MERRILL LYNCH CAPITAL CORPORATION, as Lender

By:	/s/ Richard E. O’Brien
Name: Richard E. O’Brien
Title: Vice President

By:
Name:
Title:

Annex A

(See Attached)

EXHIBIT VI

[FORM OF TRANCHE C TERM NOTE]

ALLIANCE IMAGING, INC.

PROMISSORY NOTE DUE DECEMBER 29, 2011

$(1)	New York, New York

December 29, 2004

FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation (“Company”), promises to pay to                        (2) (“Payee”) or its registered assigns the principal amount of                        (3) ($[1]) in the installments referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (said Credit Agreement, as amended by that certain First Amendment dated as of May 11, 2000, as further amended by that certain Second Amendment dated as of June 10, 2002, as further amended by that certain Third Amendment dated as of December 29, 2004 and as it may further be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

Company shall make principal payments on this Note in consecutive annual installments, commencing on December 29, 2005, as set forth in the Credit Agreement.  Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

This Note is one of Company’s “Tranche C Term Notes” in the aggregate principal amount of $390,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms

(1)                                  Insert amount of Lender’s Tranche C Term Loan in numbers.

(2)                                  Insert Lender’s name in capital letters.

(3)                                  Insert amount of Lender’s Tranche C Term Loan in words.

and conditions under which the Tranche C Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ALLIANCE IMAGING, INC.

By:

Name:

Title:

Annex B

(See Attached)

EXHIBIT VII

[FORM OF REVOLVING NOTE]

ALLIANCE IMAGING, INC.

PROMISSORY NOTE DUE DECEMBER 29, 2010

$(4)	New York, New York

December 29, 2004

FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation (“Company”), promises to pay to                         (5) (“Payee”) or its registered assigns, on or before December 29, 2010, the lesser of (x)                     (6)  ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (said Credit Agreement, as amended by that certain First Amendment dated as of May 11, 2000, as further amended by that certain Second Amendment dated as of June 10, 2002, as further amended by that certain Third Amendment dated as of December 29, 2004 and as it may further be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Revolving Notes” in the aggregate principal amount of $70,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement

(4)                                  Insert amount of Lender’s Revolving Loan Commitment in numbers.

(5)                                  Insert Lender’s name in capital letters.

(6)                                  Insert amount of Lender’s Revolving Loan Commitment in words.

effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ALLIANCE IMAGING, INC.

By:

Name:

Title:

TRANSACTIONS

ON

REVOLVING NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By